 Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Interface, Inc. Savings and Investment Plan

Atlanta, GA

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 333-93679 and 333-10377) of Interface, Inc. of our report dated June 23, 2016, relating to the financial statements and supplemental schedule of Interface, Inc. Savings and Investment Plan which appear in this Form 11-K for the year ended December 31, 2015.

/s/ BDO USA, LLP

Atlanta, Georgia

June 23, 2016